June 2006

Statements that are not historical facts, including information regarding expected synergies resulting from the acquisition of the Gulf States Paperboard and Packaging ("GSPP") business (the "GSPP acquisition") and combined operating and financial data, are forward-looking statements. Forward-looking statements are based on our current expectations and beliefs and involve risks, uncertainties and assumptions. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the failure to realize operating efficiencies and synergies as well as those factors which are more particularly described in our filings with the Securities and Exchange Commission, including our Form 8-K announcing the GSPP acquisition and under "Business - Forward-Looking Information" and "Risk Factors" in our Annual Report on Form 10-K for the most recently ended fiscal year. We believe that our forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Safe Harbor Statement

We may from time to time be in possession of certain information regarding Rock-Tenn Company that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell Rock-Tenn Company securities. This presentation also may not include all of the information regarding Rock- Tenn Company that you may need to make an investment decision regarding Rock-Tenn Company securities. Any such investment decision should be made on the basis of the overall mix of information regarding Rock-Tenn Company that is publicly available as of the date of such decision. Disclaimer

Use Of Non-GAAP Financial Measures We have included certain financial measures of Rock-Tenn and GSPP (referred to as non-GAAP financial measures) that are not prepared in accordance with accounting principles generally accepted in the United States (GAAP). We discuss in connection with the presentation of the non-GAAP financial measures the reasons that management uses them and why we believe this information may be useful to investors. We define each non- GAAP financial measure and provide a reconciliation of the non-GAAP measure to the most directly comparable financial measure calculated in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The non-GAAP financial measures presented are not intended to be substitutes for GAAP financial measures. Reconciliations of non-GAAP measures can be found on slides 25 to 43.

Rock-Tenn Overview Rock-Tenn provides paperboard packaging solutions at very low costs to consumer products companies throughout North America We operate in three segments Packaging Products $1.2 billion in annual revenue Merchandising Displays $330 million in annual revenue Paperboard $800 million in annual revenue $300 million paperboard revenue sold internally Gulf States acquisition completed in June, 2005 RKT focus on achieving the improved profitability made possible by Gulf States acquisition. Using free cash flow to reduce acquisition debt. Implied pro forma net debt reduction from 3/31/05 to 3/31/06: $102 MM of targeted $180 MM by 9/30/07.

Lowest cost bleached paperboard mill in North America, according to Jaakko Poyry and Paperloop independent studies Strong folding carton network characterized by long-term customer relationships Initial operating results favorable to plan Consolidation synergies achieved with negligible customer loss Acquisition = $549.6 million; 6.2 x Pro Forma Adjusted EBITDA, after $14 million closing date headcount reductions and before benefit of step up in tax basis due to asset purchase. GSPP Overview GSPP is a High Quality, Low Cost Paperboard and Consumer Packaging Business

ROCK-TENN COMPANY

Market Environment

- Improving fundamentals in base businesses
- Strong demand for folding cartons, bleached paperboard, medium, and gypsum linerboard
- Pricing increases in all paperboard grades in FY 2006 vs. FY 2005 (PPW transactional prices)
  - Bleached Board $820/ton current vs. $763 FY05 average
  - CRB $630/ton current vs. $580 FY05 average
  - URB $490/ton current vs. $459 FY05 average
  - Medium and pulp markets also improving
- Natural gas 12 month strip $8.23/MMBtu as of 06/26/06 12/08/05 peak of $11.66/MMBtu.
- FY to date OCC prices $56.67/ton vs. $78.33/ton for FY 2005 (OCC-Chicago OBM)

7

$2.1 Billion North American Manufacturer of Paperboard and Consumer Packaging (1) (1) Pro forma information. Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05 Segment Sales Mix Rock-Tenn Overview Segment Operating Income Packaging Displays Paperboard East 0.35 0.18 0.47 Paperboard 47% Merch. Displays 18% Packaging Products 35% Packaging Displays Paperboard East 0.6 0.16 0.24 Merch. Displays 16% Paperboard 24% Packaging Products 60% $2,082 MM $125 MM

$1.2 billion revenue, $43 million pro forma adjusted segment income (1) Second largest folding carton manufacturer in North America, extremely broad customer base Converts 310,000 tons of bleached paperboard, 130,000 tons of unbleached paperboard, 265,000 tons of coated recycled and 110,000 tons of uncoated recycled paperboard (2) (3) Net sales figure excludes intersegment sales Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05. Pro forma fiscal 2005 folding carton board converted and fiscal 2005 RTS board converted. Uncoated recycled tons include 85,000 tons of uncoated recycled board converted by RTS that reflects RKT's 65% share of the venture. Packaging Products Segment

Folding Carton Industry Shipments Source: PPC 1999 2000 2001 2002 2003 2004 2005 Dollars 8191.9 8605.3 8702.4 8471.2 8568.1 8936.6 9055.2 Tons 5232.3 5490.8 5490.1 5422 5530.3 5760.2 5721.4 Industry Shipments In Millions (1) (1) For fiscal years ended September 30. Industry Shipments In Tons (1)

Folding Carton Markets Served Source: RKT estimates Food Products Paper Goods Medicinal & Cosmetics Other End Market 0.62 0.11 0.11 0.16 Dry Food Frozen Food Retail & QSR Perishable Bakery Butter & Ice Cream Other Wet Foods Paper Goods Medicinal & Cosmetic Other End Market 0.22 0.1 0.05 0.11 0.09 0.05 0.11 0.11 0.16

Folding Carton Customer Base Source: RKT Top 10 Customers Top 25 Customers Top 50 Customers 895 Customers 354 511 658 1100 33% 48% 61% $MM's 100%

26 Plants Folding Carton System Rock-Tenn announced 3 acquisition related plant consolidations with projected $7 million aggregate annualized savings.

$800 million total sales, $58 million pro forma adjusted segment income (1) $500 million external sales $300 million internal sales Bleached paperboard mill in Demopolis, Alabama 327,000 tons bleached paperboard capacity 97,500 tons softwood Market Pulp (SBSK) capacity Eleven recycled paperboard mills 1,107,000 tons capacity Largest US capacity of coated recycled board Paperboard Segment (1) Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05.

Rock-Tenn Paperboard As of 06/26/06

Note: LTM period as of March 31, 2005. Net sales figure excludes intersegment sales $330 million sales, $23 million segment income Manufactures point-of-purchase displays for consumer products companies Southeast US producer of corrugated sheets and corrugated packaging Merchandising Displays Segment

Industry Expenditures on Shopper Marketing Spending on Point of Purchase, "POP" advertising increased 5.7% to $18.6 billion in 2005, driven by the general trend toward bringing marketing inside the retail store. 50% to 60% of the expenditures are spent on promotional POP materials as opposed to permanent materials. POP advertising allows marketers to reach consumers while they are making purchases and tend to be more receptive to promotional messages. Spending on POP is expected to continue to grow at a steady pace. - Veronis Suhler Stevenson Communications Industry Forecast

Display Industry

1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 East 125.7 129.3 146.5 189.4 247 269.5 296 291.2 318.3 333.8 Merchandising Displays Segment Segment Sales Growth

1999 2000 2001 2002 2003 2004 2005 CapEx 88.853 90.81 68.302 73.084 57.734 60.823 54.326 OCF 112.416 102.444 146.027 115 115 91.44 154.68 Depreciation & Amortization 69.942 74.33 74.176 68.091 72.683 74.189 84.04 Cash Flow Generation vs. Capital Expenditures Fiscal 1999 - Fiscal 2005 Numbers in millions except stock price OCF= cash provided by operating activities 9/30 Stock Price $14.44 $9.94 $11.00 $15.42 $14.58 $15.74 $15.10

$350 million in public debt Most recent issue: $100 million, March 2003 Next maturity: $250 million, August, 2011 $30.1 million IDBs $73.2 million drawn $100 million receivables facility $400 million drawn $700 million senior credit facility LIBOR + 175 80% - 95% fixed to floating ratio through September 2009. Financing and Liquidity As of 3/31/2006

Recent Developments Industry transactions Paperboard Supply contract for at least 30,000 tons per year for 5 years Production disruption at Demopolis in May due to a mechanical failure of the white liquor clarifier resulted in a net loss of approximately $3.5 million which will impact 3rd quarter results

Rock-Tenn FY06 Outlook Improving results during FY06 driven by: Higher Paperboard and Corrugated medium prices in the last 6 months FY06 Lower energy and fiber prices compared to 1st quarter 2006 Continuing synergy capture from GSPP acquisition - $30 million target Operational improvements Debt pay down

Summary Leading market positions in paperboard packaging Improving fundamentals in base businesses Successful GSPP acquisition Focus on cash generation and debt repayment

Non GAAP Reconciliation

Non-GAAP Measures: Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) We have defined Adjusted EBITDA to reflect (1) EBITDA, defined as earnings (net income) before interest, taxes, depreciation and amortization, and (2) certain additional adjustments (a) to remove the impact of the following special items: interest income, the cumulative effect of a change in accounting principle, net of tax, and income from discontinued operations and (b) to add back restructuring and other costs. Rock-Tenn management used Adjusted EBITDA in evaluating operations because it believes the adjustments reflected in Adjusted EBITDA remove the effects of factors that are not representative of a company's core ongoing operations or otherwise distort trends in underlying operating results. While some of these special items may have occurred historically and may be considered to be recurring items for GAAP purposes, occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of company management. We have defined Pro Forma Adjusted EBITDA to reflect (1) Adjusted EBITDA and (2) additional adjustments that give effect and are directly attributable to the acquisition by Rock-Tenn, are expected to have continuing impact on Rock-Tenn and are factually supportable. These adjustments take into account the costs of administrative functions provided by GSPP employees who did not become employees of Rock-Tenn, net of the incremental costs estimated to be incurred by Rock-Tenn to provide those same administrative functions. Our definitions of Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) may differ from other similarly titled measures at other companies. Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) are not defined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be viewed as alternatives to GAAP measures of operating results or liquidity. Rock-Tenn management believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA (as defined) and that pro forma net income is the most directly comparable GAAP measure to Pro Forma Adjusted EBITDA (as defined).

Non-GAAP Measures: Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) We believe Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) of GSPP provide useful information to investors herein for the following reasons: Rock-Tenn management used Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) of GSPP as the starting measure for our financial evaluation of the purchase price we would pay for the acquired business. We used Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) as a starting point to apply the assumptions and judgments necessary to estimate the future cash flows that we would expect to realize from the acquired business, which included assumptions regarding (a) our estimated future capital expenditures, (b) the future tax depreciation we would experience based on the step up in the tax basis of the acquired assets resulting from the purchase, (c) the expected interest costs we would incur on debt required to finance the acquisition, (d) the expected combined state and federal income tax rates on resulting income before income taxes and (e) numerous other matters that will impact the future cash flows of the business. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not intended to be substitutes for GAAP financial measures and should not be used as such.

Non-GAAP Measures: Rock-Tenn Adjusted EBITDA (as defined) Rock-Tenn management utilizes Adjusted EBITDA (as defined), along with other factors, to evaluate ongoing operating performance, for internal planning and forecasting purposes and to evaluate potential acquisitions. We also use this measure as a tool to compare similar companies. We believe that our presentation and discussion of Adjusted EBITDA (as defined), together with the accompanying reconciliations, allows investors to view performance in a manner similar to management. We also believe that the adjustments we use to calculate Adjusted EBITDA (as defined) remove the effects of factors that are not representative of a company's core ongoing operations, are volatile from period to period, or otherwise distort trends in underlying operating results. While some of these special items may have occurred historically and may be considered to be recurring items for GAAP purposes, occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of company management. We also believe that Adjusted EBITDA (as defined) is an appropriate supplemental measure of performance because it provides a more complete understanding of operating results before the impact of investing and financing transactions as well as income taxes, none of which we consider to be directly relevant to the efficiency of those operations. This non-GAAP measure is also among the primary measures used externally by investors, analysts and industry peers for purposes of valuation and comparing the operating performance of similar companies. Rock-Tenn Adjusted EBITDA is not intended to be substitutes for GAAP financial measures and should not be used as such.

Rock-Tenn Reconciliation of Net Income, EBITDA and Adjusted EBITDA ($ in millions)

Adjusted EBITDA Margin= Adjusted EBITDA/Net Sales Rock-Tenn Reconciliation of Net Income, EBITDA and Adjusted EBITDA

GSPP Reconciliation of Net Income EBITDA and Adjusted EBITDA ($ in millions)

GSPP Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA Note: During the 53 weeks ended 1/2/05 and 53 weeks ended 4/3/05, GSPP was allocated $19.5 million and $19.8 million respectively of corporate overhead for various administrative functions by Gulf States. Most of the employees involved in providing these services will remain employees of Gulf States and will not become employees of Rock-Tenn. The proforma adjustments of $11.7 million and $12.0 million for the 53 weeks ended 1/2/05 and 4/3/05, respectively, represent salaries, benefits and other costs for the Gulf States employees that did not become Rock-Tenn employees. The adjustment has been reduced for our estimate of incremental costs we will incur to support the operations acquired. In addition, during the 53 weeks ended 1/2/05 and 53 weeks ended 4/3/05, GSPP incurred costs of $1.6 million and $1.6 million respectively of overhead for various administrative functions at the pulp and paperboard and packaging divisions. The employees involved in these functions did not become employees of Rock-Tenn. The pro forma adjustments of $1.6 million and $1.6 million for the 53 weeks ended 1/2/05 and 4/3/05, respectively, represents salaries, benefits and other costs for the Gulf States employees that did not become Rock- Tenn employees. ($ in millions)

Pro Forma Combined Reconciliation of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA ($ in millions)

Non-GAAP Measures: Pro Forma Adjusted Segment Income (as defined) We have defined Pro Forma Adjusted Segment Income to reflect (1) segment income and (2) certain adjustments that give effect and are directly attributable to the acquisition by Rock-Tenn, are expected to have continuing impact on Rock-Tenn and are factually supportable. These adjustments take into account the costs of administrative functions provided by GSPP employees who did not become employees of Rock-Tenn, net of the incremental costs estimated to be incurred by Rock-Tenn to provide those same administrative functions. Our definition of Pro Forma Adjusted Segment Income (as defined) may differ from other similarly titled measures at other companies. Pro Forma Adjusted Segment Income (as defined) is not defined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be viewed as alternatives to GAAP measures of operating results or liquidity. Rock-Tenn management believes that segment income is the most directly comparable GAAP measure to Pro Forma Adjusted Segment Income (as defined). We believe Pro Forma Adjusted Segment Income (as defined) of GSPP provide useful information to investors herein for the following reasons: Rock-Tenn management utilizes Pro forma Adjusted Segment Income (as defined), along with other factors, to evaluate ongoing operating performance, for internal planning and forecasting purposes and to evaluate potential acquisitions. We believe that our presentation and discussion of Pro Forma Adjusted Segment Income (as defined), together with the accompanying reconciliations, allows investors to view performance in a manner similar to management.

Packaging Products Segment (1) Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05. Reconciliation of Pro Forma Adjusted Segment Income (as defined)

Paperboard Segment (1) Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05. Reconciliation of Pro Forma Adjusted Segment Income (as defined)

Credit Agreement EBITDA and Total Funded Debt "Credit Agreement EBITDA" is calculated in accordance with the definition contained in the Company's Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, expenses associated with the write up of inventory acquired in the GSPP acquisition to fair market value as required by SFAS 141, charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options and pro forma GSPP EBITDA calculated giving pro forma effect to the acquisition calculated in accordance with the methodology applied by the Company in its financial statements filed with the SEC. "Total Funded Debt" is calculated in accordance with the definition contained in the Company's Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, plus additional outstanding letters of credit not already reflected in debt.

Credit Agreement EBITDA and Total Funded Debt Rock-Tenn management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with Rock-Tenn's debt covenants and borrowing capacity available under its Senior Credit Facility. Management believes that investors also use such measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of March 31, 2006, the Company's Leverage Ratio was 4.51 times, which compares to a maximum Leverage Ratio under the Senior Credit Facility of 5.0 times. Credit Agreement EBITDA and Total Funded Debt are not intended to be substitutes for GAAP financial measures and should not be used as such.

Credit Agreement EBITDA Reconciliation

Pro Forma GSPP EBITDA Reconciliation

Credit Agreement Total Funded Debt Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Total Current Portion of Debt and Total Long-term Debt, Less Current Maturities:

Net Debt Reconciliation We have defined the non-GAAP measure Net Debt to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing interest rate derivatives or swaps, the balance of our cash and cash equivalents and certain other investments that we consider to be readily available to satisfy such debt obligations. Rock-Tenn management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Pro Forma Net Debt Adjusted We have defined the non-GAAP measure Pro Forma Net Debt Adjusted to reflect the borrowing of the purchase price to include our net debt position at March 31, 2005, plus the borrowing of the purchase price of the GSPP Acquisition. Our management uses Pro Forma Net Debt to monitor our progress in its stated objective to reduce our pro forma net debt after the acquisition by $180 million by September 2007.